                                  SCHEDULE 14A
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                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                           MECHANICAL DYNAMICS, INC.
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                (Name of Registrant as Specified in Its Charter)
                           MECHANICAL DYNAMICS, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           MECHANICAL DYNAMICS, INC.
                            2301 COMMONWEALTH BLVD.
                           ANN ARBOR, MICHIGAN 48105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 11, 2000

To the Shareholders of Mechanical Dynamics, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mechanical Dynamics, Inc. (the "Company") will be held at the Holiday Inn North Campus, 3600 Plymouth Road, Ann Arbor, Michigan 48105, at 4:00 p.m. Eastern Time on Thursday, May 11, 2000, for the following purposes:

          1. To elect three directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

          2. To ratify and approve the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending December 31, 2000.

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on March 24, 2000, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

     Your attention is called to the attached Proxy Statement and the accompanying proxy. A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 accompanies this notice.

                                          By Order of the Board of Directors

                                          /s/Michael E. Korybalski

                                          MICHAEL E. KORYBALSKI
                                          Chief Executive Officer

Ann Arbor, Michigan
April 6, 2000

                           MECHANICAL DYNAMICS, INC.
                            2301 COMMONWEALTH BLVD.
                           ANN ARBOR, MICHIGAN 48105

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 2000

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mechanical Dynamics, Inc. (the "Company") for use at the 2000 Annual Meeting of Shareholders to be held at the Holiday Inn North Campus, 3600 Plymouth Road, Ann Arbor, Michigan 48105, at 4:00 p.m. Eastern Time on Thursday, May 11, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The mailing of this Proxy Statement and accompanying proxy will take place on or about April 6, 2000.

Solicitation

     The Company will bear the entire cost of solicitation of proxies in the enclosed form, including the preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to shareholders. The solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitation by directors, officers or other regular employees of the Company; no additional compensation will be paid to directors, officers or other regular employees for such services. Brokers, nominees and other similar record holders will be requested to forward soliciting material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Voting Rights and Outstanding Shares

     Only shareholders of record at the close of business on March 24, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. As of the close of business on March 24, 2000, the Company had 6,288,818 shares of common stock ("Common Shares" or "Common Stock") outstanding, the only class of stock outstanding and entitled to vote.

     Each Common Share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding Common Shares entitled to vote, or 3,144,410 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment thereof.

Revocability of Proxies

     A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company or by executing and delivering to the Secretary a later dated proxy. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless such shareholder gives such written notice of revocation to the Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Mechanical Dynamics, Inc., 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, Attention: David Peralta, Chief Financial Officer.

     Valid proxies in the enclosed form which are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below, and FOR the selection of Arthur Andersen LLP as independent auditors of the Company for the current fiscal year ending December 31, 2000.

Principal Holders of the Company's Voting Securities

     As of March 24, 2000, the following five persons were the only persons known by the Company to beneficially own more than 5% of the Company's Common
Shares:

                                                                    AMOUNT OF         PERCENTAGE OF
                                                                  COMMON SHARES       COMMON SHARES
                            NAME                                BENEFICIALLY OWNED       OWNED*
                            ----                                ------------------    -------------
Michael E. Korybalski.......................................         883,879              14.1%
Wellington Management Company LLP...........................         605,000               9.6%
AWM Investment Company, Inc.................................         495,500               7.9%
John C. Angell..............................................         388,040               6.2%
Fidelity Management & Research Company......................         343,100               5.5%

---------------
* Based on 6,288,818 Common Shares outstanding as of March 24, 2000.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that the persons named below as nominees for election as directors for a three-year term be elected as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2003, and until their successors are duly elected and qualified.

                             Michael E. Korybalski
                               Mitchell I. Quain
                                 Robert R. Ryan

     The above nominees, Michael E. Korybalski, Mitchell I. Quain, and Robert R. Ryan, are currently serving as directors of the Company. If a quorum is present, the three nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed above unless the giver of the proxy withholds authority to vote for any such nominee. The nominees listed above have consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders for another qualified person.

     The following information is furnished as of March 24, 2000 with respect to the nominees for election as directors, with respect to each person whose term of office as a director will continue after the meeting, with respect to each executive officer named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group:

                                                                               AMOUNT AND      PERCENTAGE
                                                                                NATURE OF          OF
                                                                              COMMON SHARES      COMMON        TERM
                                DIRECTOR            POSITION AND OFFICES      BENEFICIALLY       SHARES         TO
             NAME                SINCE     AGE        WITH THE COMPANY          OWNED(1)        OWNED(2)      EXPIRE
             ----               --------   ---      --------------------      -------------    ----------     ------
                              NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
Michael E. Korybalski.........    1977     53    Chief Executive Officer,         883,879         14.1         2003
                                                 Chairman of the Board and
                                                 Director
Mitchell I. Quain.............    1996     48    Director                          78,592(3)       1.2         2003
Robert R. Ryan................    1997     42    President, Chief Operating       248,670(4)       3.9         2003
                                                 Officer and Director
                                           DIRECTORS CONTINUING IN OFFICE
Herbert S. Amster.............    1990     65    Director                          89,930(5)       1.4         2002
David E. Cole.................    1995     62    Director                          35,500(6)         *         2001
Joseph F. Gloudeman...........    1993     64    Director                          58,430(7)         *         2002
                                          OTHER CURRENT EXECUTIVE OFFICERS
Michael Hoffmann..............    --       43    Senior Vice President --          49,887(8)         *
                                                 Worldwide Sales & Service
David Peralta.................    --       32    Vice President, Treasurer         21,051(9)         *
                                                 and Chief Financial Officer
All directors and executive officers as a group (8 persons).................    1,465,939(10)     22.7

---------------
  *  Less than 1%

 (1) All directors, nominees and executive officers named in this Proxy Statement have sole investment and voting power with respect to shares of Common Stock beneficially owned by them.

 (2) Based on 6,288,818 shares outstanding as of March 24, 2000.

 (3) Includes 58,592 shares held by trusts of which Mr. Quain holds voting power as the trustee and 20,000 shares subject to options exercisable within 60 days of the Record Date.

 (4) Includes 3,000 shares held by Dr. Ryan's wife as custodian for their children and 50,000 shares subject to options exercisable within 60 days of the Record Date.

 (5) Includes 65,930 shares held by a trust of which Mr. Amster holds voting power as the trustee, 4,000 shares held by a trust of which Mr. Amster's wife holds voting power as the trustee and 20,000 shares subject to options exercisable within 60 days of the Record Date.

 (6) Includes 20,000 shares subject to options exercisable within 60 days of the Record Date.

 (7) Includes 38,430 shares held by a trust of which Dr. Gloudeman holds voting power as the trustee and 20,000 shares subject to options exercisable within 60 days of the Record Date.

 (8) Includes 16,667 shares subject to options exercisable within 60 days of the Record Date.

 (9) Includes 17,500 shares subject to options exercisable within 60 days of the Record Date.

(10) Includes 164,167 shares which all executive officers and directors as a group have the right to acquire within 60 days of the Record Date.

BIOGRAPHICAL INFORMATION

     The following is a brief account of the business experience during the past five years of the nominees for the Board of Directors of the Company and of each director whose term of office will continue after the meeting:

     Michael E. Korybalski, a co-founder of the Company, is Chief Executive Officer and Chairman of the Board and a director of the Company. From 1984 to February 1997, Mr. Korybalski served as President of the Company. From 1977 to 1984, Mr. Korybalski served as Vice President and General Manager of the Company. From 1973 to 1977, he was employed as a product engineer with Ford Motor Company.

Mr. Korybalski holds B.S.E. and M.S.E. degrees in mechanical engineering, as well as an M.B.A., from The University of Michigan.

     Mitchell I. Quain has served as a director of the Company since 1996. He has served as Global Head -- Industrial Manufacturing Group at ING Barings, an investment banking company, since 1997. From 1975 to 1997, Mr. Quain was employed at Schroder Wertheim & Company, where he most recently served as Managing Director, Head of Equity Capital Markets. Mr. Quain is a director of Allied Products Corp., Magnetek, Inc., Strategic Distribution, and Titan International, Inc.

     Robert R. Ryan became the President of the Company in February 1997 and since 1991 has served as its Chief Operating Officer. Dr. Ryan was elected a director of the Company in May 1997. He served as the Company's Executive Vice President from 1991 to February 1997, and as the Company's Vice President of Product Development from 1988 through 1991. Before joining the Company, Dr. Ryan held various positions in sales and engineering services at Structural Dynamics Research Corporation, and served on the engineering faculty at The University of Michigan. He holds a B.S. from the University of Cincinnati and an M.S. and Ph.D. in applied mechanics from Stanford University.

     Herbert S. Amster has served as a director of the Company since 1990. He is now an independent management consultant. Mr. Amster was Chairman of the Board and Chief Executive Officer of Irwin Magnetic Systems, Inc., a manufacturer of minicartridge tape drives, from 1985 through 1989; Senior Vice President Corporate Development, and a director, of Cipher Data Products Inc., from 1989 through 1990; and Senior Vice President Corporate Development of Archive Corp. in 1991. He is currently a director of Jacobson Stores Inc.

     David E. Cole has served as a director of the Company since 1995. Dr. Cole has served as the President of Applied Theory Inc., an automotive consulting firm since 1979, as Director of the Office for the Study of Automotive Transportation, The University of Michigan Transportation Research Institute, since 1978 and as an Associate Professor of Mechanical Engineering and Applied Mechanics at The University of Michigan since 1971. He is currently a director of MSX International, Inc., Saturn Electronics & Engineering Corp., Thyssen Inc., and Plastech Inc.

     Joseph F. Gloudeman has served as a director of the Company since 1993. Dr. Gloudeman has served as President of Gloudeman Consulting, a high-tech consulting firm, since 1992; as Chairman of the Board, since 1992, and President, USA Operations, since 1994, of R.O.S.E. Informatik GmbH, a German software company. Dr. Gloudeman is the former President and Chief Executive Officer of The MacNeal Schwendler Corporation, and a former Vice President, Marketing for CRAY Research-Supercomputer. He is currently a director of Automatic Intuition, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board of Directors held five meetings and took action by written consent on one occasion.

Audit Committee

     The Board of Directors has an Audit Committee which consists of three directors. Mr. Amster, Dr. Cole and Mr. Quain are the current members of this committee. The Audit Committee makes recommendations to the Board of Directors concerning the appointment of independent auditors and reviews the Company's accounting principles, policies and reporting practices, aids management in the establishment and supervision of the Company's financial controls, discusses the Company's financial controls with the independent auditors and reviews the scope and results of audits and other accounting-related services and fees. During the fiscal year ended December 31, 1999, the Audit Committee held three meetings and took no action by written consent.

Compensation Committee

     The Board of Directors has a Compensation Committee which consists of two directors. Mr. Amster and Dr. Gloudeman are the current members of this committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's Employee Stock Purchase Plan and the Company's 1996 Stock Incentive Plan for Key Employees. During the fiscal year ended December 31, 1999, the Compensation Committee held four meetings and took no action by written consent.

     The Company does not have a nominating committee.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options. The Compensation Committee believes that the compensation of the Chief Executive Officer and the Company's other executive officers should be influenced by the Company's performance. Consistent with this philosophy, the Compensation Committee approves performance goals for each executive officer (after receiving the recommendations of Michael E. Korybalski, Chairman of the Board and Chief Executive Officer, for all executives other than himself) near the beginning of each year. For 1999, these performance goals included objective targets for revenue growth and earnings (the "Performance Goals"), both of which required improvements over 1998 levels.

SALARY

     The Compensation Committee's policy is to offer salaries to its executive officers that are competitive in its industry for similar positions requiring similar qualifications. The Compensation Committee also adjusts salaries to reflect its subjective assessment of the executive's performance of his or her Performance Goals, the amount of salary change appropriate for such performance and the Company's financial condition (after receiving the performance evaluations and recommendations of Mr. Korybalski). In determining executive officers' salaries, the Compensation Committee considers information provided by the Chief Executive Officer, whose recommendations are based upon salary surveys specific to the Company's industry, size and geographic location (the "Surveys"). Such Surveys are prepared by an independent organization using information provided from approximately 200 companies. These Surveys summarize information from companies deemed comparable by the Compensation Committee in terms of such things as product or industry, geography and/or revenue levels. In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer, are each eligible to receive a cash bonus and are entitled to participate in the 1996 Stock Incentive Plan for Key Employees. The bonus for the Chief Executive Officer and for other executives is based primarily on Company performance.

     The foregoing information was presented to the Compensation Committee in January 1999. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1999 for each executive officer, including the Chief Executive Officer. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Chief Executive Officer place significant weight on the financial condition of the Company in considering salary adjustments.

BONUSES

     The Compensation Committee's policy is to pay bonuses to executives that compensate them for achieving the Company's revenue growth and earnings targets set near the beginning of the year and for achieving individual goals based on their areas of responsibility. These bonuses are intended to make a significant portion of each executives' compensation dependent on the Company's performance and to provide executives with incentives to achieve Company goals, increase shareholder value and work as a team. They are also intended to recognize the executives' individual contributions to the Company.

     The Compensation Committee determines annually the total amount of cash bonuses available for executive officers. The individual target amounts are determined based on the Compensation Committee's judgment of the value of the individual executive's achievement of his or her Performance Goals. In all cases, the relative target amounts for individual officers are based upon the total dollars available for bonuses, and historical and expected future contributions by the individual executive. For 1999, the objectives used by the Company as the basis for incentive compensation were based primarily on Company performance. Executives earn a percentage of the target amounts under the bonus plan relating to the achievement of the Performance Goals, as determined by the Compensation Committee annually in its discretion. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

STOCK OPTIONS

     The Compensation Committee's policy is to grant stock options to the Company's executives in amounts reflecting the Compensation Committee's subjective evaluation of the executive's position, responsibilities, ability to influence, and expected contributions to, the Company's overall performance. Other factors considered by the Compensation Committee include consistency in numbers of options granted to executives at similar levels in the Company, past performance, the Surveys and the recommendations of Mr. Korybalski, without any specific weight given to any of the factors listed above. In determining the size of the individual grants, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of options remaining available for grant under the 1996 Stock Incentive Plan for Key Employees and the aggregate amount of current awards, and for new officers, the amount necessary to attract other executives to the Company. The Compensation Committee believes that employee equity ownership provides significant additional motivation to executives to maximize value for the Company's shareholders. Under the terms of the 1996 Stock Incentive Plan for Key Employees, the Compensation Committee grants stock options with an exercise price equal to the prevailing market price. Such options will have value only if the Company's stock price increases. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executives receive to improve stock performance.

     Under the 1996 Stock Incentive Plan for Key Employees, the Compensation Committee may grant options with a term of up to 10 years to provide a long-term incentive, and to grant options that vest over a specified period to provide the executive with an incentive to remain at the Company. The Compensation Committee's policy is that certain new executives with the Company may be provided with options to attract them to the Company. The Compensation Committee's policy is to grant stock options when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Compensation Committee in its discretion may, however, grant additional stock options to executives for other reasons. In 1999, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. No option grants were made to executive officers of the Company in 1999.

1999 CHIEF EXECUTIVE OFFICER COMPENSATION

     In February 1999, the Committee established a base salary for Mr. Korybalski for 1999. This base salary represented an increase over Mr. Korybalski's 1998 base salary. The Compensation Committee also established a target bonus for Mr. Korybalski under the 1999 bonus plan payable based on the Company's achievement of objective measures of revenue growth and earnings (both of which targets required improvement from 1998). The 1999 base salary level and target bonus were based upon a number of factors, including (a) the Compensation Committee's assessment of the 1998 performance of the Company and Mr. Korybalski, (b) 1999 Company performance objectives and individual performance objectives and responsibilities for Mr. Korybalski established in February 1999, and (c) the market compensation data for similar companies listed in the Surveys. The performance objectives for 1999 included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and strengthening the Company's financial position.

     The Compensation Committee has concluded that Mr. Korybalski's performance in 1999 warrants the compensation for 1999 as reflected in the Summary Compensation Table.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986.

     The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended for 2000.

                                          COMPENSATION COMMITTEE

                                          Herbert S. Amster
                                          Joseph F. Gloudeman

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information for each of the fiscal years ended December 31, 1999, 1998 and 1997 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, and (ii) all other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in fiscal 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                                         ANNUAL COMPENSATION      SECURITIES      ALL OTHER
                 NAME AND                               ---------------------     UNDERLYING     COMPENSATION
            PRINCIPAL POSITION                YEAR      SALARY($)    BONUS($)     OPTIONS(#)        ($)(1)
            ------------------                ----      ---------    --------     ----------     ------------
Michael E. Korybalski.....................    1999       195,000       2,258            --          3,028
  Chief Executive Officer                     1998       190,000          --            --          6,144
                                              1997       190,000      16,477            --          4,112
Robert R. Ryan............................    1999       190,000       2,133            --          4,480
  President and Chief                         1998       185,000          --        25,000          4,656
  Operating Officer                           1997       175,000      15,176        50,000          4,012
Michael Hoffmann..........................    1999       149,000       1,882            --             --
  Senior Vice President --                    1998       145,000          --        50,000(2)          --
  Worldwide Sales & Service                   1997       105,000      44,532        25,000             --
David Peralta.............................    1999       110,000       1,004            --          1,966
  Vice President, Treasurer                   1998       100,000          --        10,000          2,818
  and Chief Financial Officer                 1997        90,000       3,902        10,000          2,259

---------------
(1) The amounts shown for fiscal 1999 include (i) $1,660, $4,000 and $1,650 for Messrs. Korybalski, Ryan and Peralta, respectively, representing the Company's contribution to the executive officer in 1999 under the Company's 401(k) Plan, and (ii) $1,368, $480 and $316 for Messrs. Korybalski, Ryan and Peralta, respectively, representing life insurance premiums paid by the Company in 1999 for life insurance policies.

(2) Includes 35,000 options that replaced options with higher exercise prices granted to Dr. Hoffmann in prior years. None of Dr. Hoffmann's options may be exercised unless the closing price of the Company's Common Shares is $11.00 per share or more on the most recent business day during which the Common Shares were traded.

Option Grants Table

     During the fiscal year ended December 31, 1999, no option grants were made to the executive officers of the Company named in the Summary Compensation Table above.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1999 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1999:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                            SHARES                               AT FY-END(#)                     AT FY-END($)
                          ACQUIRED ON       VALUE       ------------------------------    ----------------------------
          NAME            EXERCISE(#)    REALIZED($)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
          ----            -----------    -----------      -------------------------       ----------------------------
Michael E. Korybalski...       0              0                  0/0                                --/--
Robert R. Ryan..........       0              0                 31,250/43,750                       --/--
Michael Hoffmann........       0              0                 16,667/33,333                       --/--
David Peralta...........       0              0                 12,500/12,500                       --/--

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1999 of $5.125 per share, minus the aggregate exercise price.

Compensation of Directors

     Each non-employee member of the Company's Board of Directors is paid $1,000 per month and reimbursed for out-of-pocket expenses incurred in attending Board meetings. Each non-employee director is also eligible to receive annual stock option awards for 5,000 shares of the Company's Common Stock under the Company's Non-Employee Director Stock Option Plan (the "Director Stock Option Plan").

     The Company's Board of Directors adopted the Director Stock Option Plan in March 1996. The Director Stock Option Plan provides for the grant of "nonqualified" options to purchase shares of Common Stock. In May 1999, all four non-employee directors on the Company's Board of Directors were each granted an option to purchase 5,000 shares of Common Stock of the Company at an exercise price of $6.56 per share. These options become fully exercisable in May 2000, one year from the date of grant, and expire in May 2004. Immediately following each annual meeting of shareholders of the Company, each non-employee director who has served as a director for at least six months will automatically be granted an option to purchase 5,000 shares of Common Stock of the Company. Upon appointment to the Board of Directors, each newly-appointed non-employee director will receive an option to purchase 5,000 shares of Common Stock of the Company. A total of 200,000 shares of Common Stock are currently reserved for issuance under the Director Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Michael E. Korybalski entered into an employment agreement with the Company dated as of April 1, 1994, and amended as of March 1, 2000. The agreement provides that Mr. Korybalski will serve as the Company's Chief Executive Officer until March 31, 2003, at which point the employment agreement can be extended at the option of the Company for an additional three-year term. Mr. Korybalski's base salary under the agreement for 2000 is $195,000. Mr. Korybalski's employment may be terminated by the Company with or without cause. Mr. Korybalski's base salary is determined by the Board of Directors on an annual basis. In the event the Board chooses to change his duties or directs him to relocate and he resigns as a result, or if he is terminated without cause, Mr. Korybalski would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or one year from the date of his resignation or termination. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date three years from the effective date of such change in control. In the event Mr. Korybalski resigns or is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Mr. Korybalski will be subject to noncompetition and nonsolicitation restrictions.

     The Company's President and Chief Operating Officer, Robert R. Ryan, entered into an employment agreement with the Company dated as of April 1, 1994, as amended March 1, 2000, pursuant to which he will serve in such capacities until March 31, 2002, at which point the employment agreement can be extended at the option of the Company for an additional two-year term. Dr. Ryan's base salary under the agreement for 2000 is $190,000. Dr. Ryan's base salary is determined by the Board of Directors on an annual basis. Dr. Ryan's employment may be terminated by the Company with or without cause. In the event the Board chooses to change his duties or directs him to relocate and he resigns as a result, or if he is terminated without cause, Dr. Ryan would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or one year from the date of his resignation or termination. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date two years from the effective date of such change in control. In the event Dr. Ryan resigns or is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Dr. Ryan will be subject to noncompetition and nonsolicitation restrictions.

     The Company's Vice President, Treasurer and Chief Financial Officer, David Peralta, entered into an employment agreement with the Company dated as of March 1, 1997, as amended March 1, 2000, pursuant to which he will serve in such capacities until March 31, 2001, at which point the employment agreement can be extended at the option of the Company for an additional one-year term. Mr. Peralta's base salary under the agreement for 2000 is $119,000. Mr. Peralta's base salary is determined by the Board of Directors on an annual basis. Mr. Peralta's employment may be terminated by the Company with or without cause. In the event the Board directs him to relocate and he resigns as a result, or if he is terminated without cause, Mr. Peralta would then be entitled to his base salary, bonus and benefits for a period equal to the longer of the remaining term of the agreement or six months from the date of his resignation or termination. In the event he is terminated with cause, then he would be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company in accordance with the Company's employee policies and procedures. In the event of a change of control, the agreement is automatically extended through a date one year from the effective date of such change in control. In the event Mr. Peralta is terminated in connection with a change in control, then the Company will pay severance benefits under the same formula as in the event of termination without cause. During the term of the agreement, and for a period of two years thereafter, Mr. Peralta will be subject to noncompetition and nonsolicitation restrictions.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 1999, Mr. Amster and Dr. Gloudeman served as the members of the Company's Compensation Committee. None of the members of the Company's Compensation Committee was, during the fiscal year ended December 31, 1999, an officer or employee of the Company.

PERFORMANCE GRAPH

     The following line graph compares for the period since the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended, on May 14, 1996, through the fiscal year ended December 31, 1999: (i) the annual cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, divided by the initial share price, expressed as a percentage) on the Company's Common Shares, with (ii) the cumulative total return of an industry peer group index of companies selected by the Company, and
(iii) the cumulative total return of the Nasdaq Stock Market -- U.S. Index. Each index assumes dividend reinvestment and is weighted based on market capitalization.

[PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------
                                                                5/14/96    Dec-96    Dec-97    Dec-98    Dec-99
-------------------------------------------------------------------------------------------------------------------
 Mechanical Dynamics, Inc.                                      100.00     126.14    60.80     75.00     46.59
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 Industry Peer Group                                            100.00     105.00    112.95    112.39    147.55
-------------------------------------------------------------------------------------------------------------------
 The Nasdaq Stock Market -- U.S                                 100.00     104.60    128.17    180.61    326.29
-------------------------------------------------------------------------------------------------------------------

---------------
Stock and index prices scaled to 100

     An industry peer group index of companies selected by the Company has been reflected in the above Performance Graph, in order to provide a comparative index of market performance for companies in fields similar to that of the Company. The industry peer group is comprised solely of companies operating in the CAD/CAM/CAE market, which are as follows: Analogy, Inc., Ansoft Corporation, ANSYS, Inc., Autodesk, Inc., Dassault Systemes S.A., MSC.Software Corporation, Parametric Technology Corporation, Structural Dynamics Research Corporation, Tecnomatix Technologies Ltd., and Unigraphics Solutions Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on review of the copies of such reports furnished to the Company during or with respect to fiscal 1999, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1999 all applicable Section 16(a) filing requirements were complied with by each of its executive officers, directors and greater than ten-percent beneficial owners.

                          II. APPOINTMENT OF COMPANY'S
                              INDEPENDENT AUDITORS

INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP are the independent auditors for the Company and have reported on the Company's financial statements in the Company's 1999 Annual Report to Shareholders which accompanies this Proxy Statement.

     The shareholders are being asked to ratify and approve the Board of Directors' selection of Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending on December 31, 2000. The Board of Directors recommends a vote FOR approval of the selection of Arthur Andersen LLP as the independent auditors of the Company.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions.

                               III. OTHER MATTERS

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company's Secretary no later than December 31, 2000 to be considered for inclusion in the Proxy Statement and Proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested and addressed to Mechanical Dynamics, Inc., 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, Attention:
David Peralta, Chief Financial Officer.

     The Company must receive notice of any proposals of shareholders that are intended to be presented at the Company's 2001 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company's Proxy Statement and Proxy related to that meeting, no later than February 20, 2001 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Mechanical Dynamics, Inc., 2301 Commonwealth Blvd., Ann Arbor, Michigan 48105, Attention: David Peralta, Chief Financial Officer. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgement.

OTHER BUSINESS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that other matters will be presented for action at the Annual Meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The audited financial statements and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 are hereby specifically incorporated by reference into this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Michael E. Korybalski

                                          MICHAEL E. KORYBALSKI
                                          Chief Executive Officer

Ann Arbor, Michigan
April 6, 2000

PROXY                       MECHANICAL DYNAMICS, INC.                      PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF MECHANICAL DYNAMICS, INC. TO BE HELD
                                  MAY 11, 2000

    The undersigned hereby appoints Michael E. Korybalski and Robert R. Ryan, and each of them, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of Mechanical Dynamics, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 11, 2000, at 4:00 p.m., Eastern Time, at the Holiday Inn North Campus, 3600 Plymouth Road, Ann Arbor, Michigan 48105 (or at any adjournment(s) thereof), as follows:

1. Election of Directors -- Nominees: Michael E. Korybalski, Mitchell I. Quain,
                                      Robert R. Ryan

    [ ]  FOR all nominees listed above      [ ]  WITHHOLD AUTHORITY
         (except as marked below to              to vote for the nominees
         the contrary)                           listed above

                                  [ ] ABSTAIN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

2. Proposal to ratify and approve Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. In their discretion with regard to such other business as may properly come before the Annual Meeting (or any adjournment(s) thereof).

This Proxy is solicited on behalf of the Board of Directors.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, the shares represented by this Proxy will be voted in favor of the nominees named in Proposal 1 and in favor of Proposal 2.



                                       Dated:                                 , 2000
                                       ---------------------------------------------
                                       Shareholder should sign here

NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. IF THE SHARES ARE REGISTERED IN MORE THAN ONE NAME, EACH JOINT OWNER SHOULD SIGN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, PERSONAL REPRESENTATIVE, EXECUTOR, GUARDIAN OR TRUSTEE, ADD YOUR TITLE TO THE SIGNATURE.

PLEASE PROMPTLY DATE, SIGN AND MAIL THIS PROXY TO THE COMPANY.